EXHIBIT 99.01

News Release Andrea Prochniak, Investor Relations 212.756.4542 andrea.prochniak@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FIRST QUARTER RESULTS

GAAP Diluted Net Income of $0.42 per Unit
Adjusted Diluted Net Income of $0.41 per Unit
Cash Distribution per Unit of $0.42

New York, NY, May 2, 2011 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended March 31, 2011.

“We are off to a solid start in 2011.  Gross sales increased by double-digit percentages across all of our distribution channels compared to the fourth quarter of 2010, net outflows as a whole declined substantially – particularly in the Institutions channel – and we grew our adjusted operating income and expanded our adjusted operating margin,” said Peter S. Kraus, Chairman and Chief Executive Officer.

Financial Results	1Q 2011	4Q 2010	1Q 2011 vs 4Q 2010	1Q 2010	1Q 2011 vs 1Q 2010
($ millions except per Unit amounts)

AllianceBernstein L.P.

GAAP basis:

Net Revenues	$755	$778	(3%)	$725	4%

Operating Income	$138	$154	(10%)	$140	(1%)

Operating Margin, excl. non-controlling interests	19.4%	18.8%		21.6%

Adjusted basis: (1)

Net Revenues (2)	$659	$653	1%	$644	2%

Operating Income (3)	$144	$139	4%	$158	(8%)

Operating Margin	21.9%	21.3%		24.5%

AllianceBernstein Holding L.P.

GAAP Diluted Net Income per Unit	$0.42	$0.42	0%	$0.46	(9%)

Distribution per Unit	$0.42	$0.42	0%	$0.46	(9%)

Adjusted Diluted Net Income per Unit (1)	$0.41	$0.40	2%	$0.47	(13%)

(1) See pages 8-9 for reconciliations of GAAP Financial Results to Adjusted Financial Results

(2) Adjusted net revenues exclude investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling inte

(3) Adjusted operating income represents operating income on a GAAP basis (1) excluding the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred co

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Kraus continued: “I’m pleased with the progress we continued to make against our key long-term strategic objectives in the first quarter of 2011.  We’re improving performance across a number of our investment strategies.  Our new services continue to gather assets and momentum.  We’re building our presence in Alternatives.  And we’re extending our global reach all the time, most notably in Retail and on the sell-side.  I’m confident that as we stick to our long-term strategy of restoring our performance track record and introducing innovative new offerings in both our core services and emerging growth areas, outflows will continue to decline and ultimately translate to positive net flows and better operating results.”

The firm’s cash distribution per unit is payable on May 26, 2011, to holders of record of AllianceBernstein Holding Units at the close of business on May 13, 2011.

Market Performance

The global markets had a volatile first quarter of 2011, with returns accelerating through the first two months and then receding in March. The S&P 500 gained 5.9% and the MSCI World gained 4.8% for the quarter.

Assets Under Management ($ Billions)

Total assets under management as of March 31, 2011 were $477.3 billion, essentially flat from December 31, 2010, and down $15 billion, or 3%, compared to March 31, 2010.

	Institutions	Retail	Private Client	Total
Assets Under Management 3/31/11	$266.8	$131.0	$79.5	$477.3
Net Flows for Three Months Ended 3/31/11	$(12.9)	$(0.8)	$(0.7)	$(14.4)

Net outflows in the Institutions channel were $12.9 billion, compared to net outflows of $22.4 billion in the fourth quarter of 2010.  Gross sales rose 49% sequentially from $3.5 billion to $5.2 billion during the first quarter of 2011. The pipeline of awarded but unfunded institutional mandates decreased $2 billion to $4 billion at March 31, 2011 largely due to the funding of two large customized retirement services mandates during the quarter. The Retail channel experienced net outflows of $0.8 billion, compared to net outflows of $6.0 billion in the fourth quarter of 2010, with particular strength in mutual fund sales.  Gross sales increased sequentially from $6.7 billion to $8.2 billion during the first quarter of 2011.  In the Private Client channel, net outflows of $0.7 billion compared to net outflows of $0.9 billion in the fourth quarter of 2010. Gross sales increased sequentially from $1.9 billion to $2.3 billion during the first quarter of 2011 and were the strongest of the quarter in March.

Financial Results: GAAP

Net revenues of $755 million increased 4% compared to the first quarter of 2010 led by higher distribution revenues, particularly from non-US and global fixed income products, an increase in Bernstein Research Services revenues and lower investment losses in our consolidated AB Venture Capital Fund (90% of which are offset in net income attributable to non-controlling interests).  Sequentially, net revenues decreased 3% from the fourth quarter of 2010.  The most significant drivers of the decline were current quarter investment losses in our consolidated AB Venture Capital Fund, compared to prior quarter gains, and lower gains on deferred compensation-related investments, partially offset by higher Bernstein Research Services revenues.  Bernstein Research Services revenues increased 8% from the first quarter of 2010 and 12% from the fourth quarter of 2010.

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Operating expenses were $617 million for the quarter, a year-over-year increase of 5%, due to an increase in base and deferred compensation expenses, as well as higher promotion and servicing costs associated with increased business activity and new product launches.  These factors were partially offset by a $12 million real estate charge in the first quarter of 2010.  Operating expenses decreased 1% sequentially, the result of lower incentive compensation and lower travel and entertainment costs, offset by higher base compensation. Compensation and benefits expenses increased 6% compared to the first quarter of 2010, primarily due to higher base compensation, and decreased 2% versus the fourth quarter of 2010, with lower incentive compensation, offset by higher base compensation.  Promotion and servicing expenses increased 14% compared to the first quarter of 2010, due mainly to higher distribution plan payments, commensurate with increased distribution revenues, and higher travel and entertainment expenses.  Sequentially, promotion and servicing expenses decreased 2%, as a result of lower distribution plan payments and the seasonal trend of lower travel and entertainment expenses.  G&A expenses, excluding real estate charges, increased 5% year-over-year, due to higher portfolio services (including market data services and sub-advisory fees) and professional fees.  G&A expenses increased 2% sequentially, mainly as a result of higher professional fees in the first quarter of 2011.

Operating income for the first quarter of 2011 declined 1% to $138 million compared to the first quarter of 2010, and the operating margin decreased to 19.4% from 21.6%, mainly due to higher compensation and promotion and servicing expenses.  Sequentially, operating income declined 10% from $154 million but the operating margin increased from 18.8%, including the impact of non-controlling interests.  Diluted net income per Unit and the cash distribution per Unit for the publicly-traded partnership each declined 9% compared to the first quarter of 2010, to $0.42 from $0.46, and remained unchanged sequentially.

Financial Results: As Adjusted

Adjusted net revenues of $659 million were up $15 million compared to the first quarter of 2010 and up $6 million sequentially.  The increase from the first quarter of 2010 was due to higher Bernstein Research Services revenues as well as higher performance fees and net distribution revenues.  The sequential increase was also primarily driven by higher Bernstein Research Services revenues, slightly offset by lower base and performance fees.

Adjusted operating income decreased $14 million, or 8%, from the first quarter of 2010, to $144 million, and the adjusted operating margin decreased to 21.9% from 24.5%.  Higher base compensation and commissions were the largest drivers of the margin decline, followed by increased expenses associated with travel and entertainment and promotion and servicing as a result of a pick-up in business activity.  Compared to the fourth quarter of 2010, adjusted operating income increased 4% from $139 million and the adjusted operating margin increased from 21.3%.  Adjusted diluted net income per Unit for the publicly-traded partnership decreased to $0.41 from $0.47 in the first quarter of 2010 and increased from $0.40 sequentially.

Unit Repurchases

We engage in open-market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program and purchase Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards.  During the first quarter of 2011, we purchased approximately 2.2 million Holding Units for $49.8 million, reflecting open-market purchases of 2.1 million Holding Units for $47.7 million and the remainder primarily relating to employee tax withholding purchases.  We intend to continue to engage in open-market purchases of Holding Units, from time to time, to help fund anticipated obligations under our incentive compensation award program.

First Quarter 2011 Earnings Conference Call Information

Management will review first quarter 2011 financial and operating results during a conference call beginning at 8:00 a.m. (EDT) on Monday, May 2, 2011. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, David A. Steyn, Chief Operating Officer, and Edward J. Farrell, Interim Chief Financial Officer and Controller.

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Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 57997947.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of first quarter 2011 financial results on May 2, 2011.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week.  An audio replay of the conference call will also be available for one week.  To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 57997947.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended March 31, 2011.  Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong.  It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.
The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
Our confidence that sticking with our long-term strategy will result in outflows continuing to decline and ultimately translate to positive net flows and better operating results: We cannot predict the timing or degree of global market growth, or our absolute or relative investment performance for our clients.  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.  Furthermore, improved flows depend on a number of factors, including our ability to deliver consistent, competitive investment performance, which cannot be assured, conditions of financial markets, changes and volatility in political, economic, capital market or industry conditions, consultant recommendations, and changes in our clients’ investment preferences, risk tolerances and liquidity needs.

•
The pipeline of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

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•
Our intention to continue to engage in open market purchases of Holding Units, from time to time, to help fund anticipated obligations under our incentive compensation award program:  The number of Holding Units needed in future periods to make incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit.

Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b).  Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business.  Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 35%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At March 31, 2011, AllianceBernstein Holding L.P. owned approximately 37.8% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 62.0% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our internet site, www.alliancebernstein.com.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  |  March 31, 2011

	Three Months Ended
$ thousands, unaudited	3/31/11	12/31/10	3/31/10
Revenues:
Base fees	$509,874	$514,163	$509,578
Performance fees	5,118	9,192	2,674
Bernstein research services	119,624	106,806	110,752
Distribution revenues	88,827	89,393	80,349
Dividend and interest income	5,092	9,039	3,911
Investment gains (losses)	976	21,754	(8,020)
Other revenues	26,855	28,047	26,562
Total revenues	756,366	778,394	725,806
Less: Interest expense	976	833	720
Net revenues	755,390	777,561	725,086
Expenses:
Employee compensation & benefits	339,501	346,454	319,425
Promotion & servicing
Distribution-related payments	74,756	76,411	66,750
Amortization of deferred sales commissions	10,326	11,349	12,121
Other	53,342	53,023	42,828
General & administrative	132,891	130,604	126,065
Real estate charge	18	116	11,983
Interest on borrowings	686	623	555
Amortization of intangible assets	5,435	5,230	5,377
Total expenses	616,955	623,810	585,104

Operating income	138,435	153,751	139,982
Non-operating income	-	-	4,515
Income before income taxes	138,435	153,751	144,497
Income taxes	10,009	9,359	13,004
Net income	128,426	144,392	131,493
Net loss (income) of consolidated entities attributable to non-controlling interests	8,046	(7,873)	16,773
Net Income Attributable to AllianceBernstein Unitholders	$136,472	$136,519	$148,266

Operating margin(1)	19.4%	18.8%	21.6%

(1) Operating income excluding net loss (income) attributable to non-controlling interests as a percentage of net revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended
$ thousands except per Unit amounts, unaudited	3/31/11	12/31/10	3/31/10
Equity in Net Income Attributable to AllianceBernstein Unitholders	$51,058	$50,168	$54,210
Income Taxes	7,378	7,243	6,964
Net Income	43,680	42,925	47,246

Additional Equity in Earnings of Operating Partnership (1)	243	364	612
Net Income - Diluted	$43,923	$43,289	$47,858
Diluted Net Income per Unit	$0.42	$0.42	$0.46
Distribution per Unit	$0.42	$0.42	$0.46

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

		Weighted Average Units
	Period End	Three Months Ended 3/31/11
	Units	Basic	Diluted
AllianceBernstein L.P.	277,952,865	278,088,953	278,892,113
AllianceBernstein Holding L.P.	105,113,157	104,709,480	105,512,640

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT  |  March 31, 2011
($ billions)

Ending and Average				Three Months Ended
				3/31/2011	12/31/10
Ending Assets Under Management				$477.3	$478.0
Average Assets Under Management				$481.1	$480.2

Three-Month Changes By Distribution Channel
		Institutions	Retail	Private Client	Total
Beginning of Period		$272.9	$127.0	$78.1	$478.0
Sales/New accounts		5.2	8.2	2.3	15.7
Redemptions/Terminations		(13.9)	(7.7)	(1.8)	(23.4)
Net Cash Flows		(4.2)	(1.3)	(1.2)	(6.7)
Net Flows		(12.9)	(0.8)	(0.7)	(14.4)
Investment Performance		6.8	4.8	2.1	13.7
End of Period		$266.8	$131.0	$79.5	$477.3

Three-Month Changes By Investment Service
	Value	Growth	Fixed Income	Other(1)	Total
Beginning of Period	$144.3	$74.3	$206.2	$53.2	$478.0
Sales/New accounts	2.4	1.5	8.9	2.9	15.7
Redemptions/Terminations	(11.2)	(6.2)	(5.8)	(0.2)	(23.4)
Net Cash Flows	(4.0)	(1.5)	(1.5)	0.3	(6.7)
Net Flows	(12.8)	(6.2)	1.6	3.0	(14.4)
Investment Performance	5.9	3.3	2.2	2.3	13.7
End of Period(2)	$137.4	$71.4	$210.0	$58.5	$477.3
(1) Includes index, structured, asset allocation services and certain other alternative investments.
(2) Approximately $68 billion in Blend Strategies AUM are reported in their respective services.

By Client Domicile
		Institutions	Retail	Private Client	Total
U.S. Clients		$149.1	$85.5	$77.6	$312.2
Non-U.S. Clients		117.7	45.5	1.9	165.1
Total		$266.8	$131.0	$79.5	$477.3

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

	Three Months Ended
$ thousands, unaudited	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09

Net Revenues, GAAP basis	$755,390	$777,561	$757,567	$688,343	$725,086	$781,861
Exclude:
Deferred compensation-related investment (gains) losses	(9,740)	(16,677)	(36,013)	36,797	(11,159)	(14,763)
Deferred compensation-related dividends and interest	(632)	(3,963)	(830)	(920)	(800)	(4,084)
90% of consolidated venture capital fund investment losses (gains)	8,054	(7,570)	(2,056)	9,304	16,849	1,627
Distribution-related payments	(74,756)	(76,411)	(72,501)	(71,015)	(66,750)	(69,400)
Amortization of deferred sales commissions	(10,326)	(11,349)	(11,780)	(12,147)	(12,121)	(12,819)
Pass-through fees & expenses	(9,223)	(8,855)	(8,822)	(7,274)	(6,714)	(7,507)
Adjusted Net Revenues	$658,767	$652,736	$625,565	$643,088	$644,391	$674,915

Operating Income, GAAP basis	$138,435	$153,751	$57,480	$107,649	$139,982	$200,256
Exclude:
Deferred compensation-related investment (gains) losses	(9,740)	(16,677)	(36,013)	36,797	(11,159)	(14,763)
Deferred compensation-related dividends and interest	(632)	(3,963)	(830)	(920)	(800)	(4,084)
Deferred compensation-related mark-to-market vesting expense (credit)	6,894	7,358	14,158	(19,082)	357	1,556
Deferred compensation-related dividends and interest expense	1,480	6,317	731	810	682	3,760
Net impact of deferred compensation-related investments	(1,998)	(6,965)	(21,954)	17,605	(10,920)	(13,531)
Real estate charges	18	116	89,598	-	11,983	2,548
Net loss (income) of consolidated entities attributable to non-controlling interests	8,046	(7,873)	(2,919)	9,339	16,773	733
Adjusted Operating Income	$144,501	$139,029	$122,205	$134,593	$157,818	$190,006

Operating Margin, GAAP basis excl. non-controlling interests	19.4%	18.8%	7.2%	17.0%	21.6%	25.7%

Adjusted Operating Margin	21.9%	21.3%	19.5%	20.9%	24.5%	28.2%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Three Months Ended
$ thousands except per Unit amounts, unaudited	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Diluted Net Income, GAAP basis	$43,923	$43,289	$12,384	$32,256	$47,858	$60,402
Impact of AllianceBernstein L.P. non-GAAP adjustments	(722)	(2,451)	24,190	6,290	378	(3,746)
Adjusted Diluted Net Income	$43,201	$40,838	$36,574	$38,546	$48,236	$56,656

Diluted Net Income per Unit, GAAP basis	$0.42	$0.42	$0.12	$0.31	$0.46	$0.62
Impact of AllianceBernstein L.P. non-GAAP adjustments	(0.01)	(0.02)	0.24	0.06	0.01	(0.03)
Adjusted Diluted Net Income per Unit	$0.41	$0.40	$0.36	$0.37	$0.47	$0.59

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AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues exclude investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests.  In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues.  We believe the offset of distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. Amortization of deferred sales commissions is offset against net revenues because such costs, over time, offset distribution revenues earned by the company.  Beginning in the first quarter of 2011, we also exclude additional pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues.  These fees have no impact on operating income but they do have an impact on our operating margin.  As such, we exclude them from adjusted net revenues.

Adjusted Operating Income
Adjusted operating income represents operating income on a GAAP basis (1) excluding the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) excluding real estate charges, and (3) excluding the net loss or income of consolidated entities attributable to non-controlling interests.

(1) Prior to 2009, a large proportion of employee compensation was in the form of deferred awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein has economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet.  The full value of the investments’ appreciation (depreciation) is recorded within investment gains and losses on the income statement in the current period.  U.S. GAAP requires the appreciation (depreciation) in the compensation liability to be expensed over the award vesting period in proportion to the vested amount of the award as part of compensation expense.  This creates a timing difference between the recognition of the compensation expense and the investment gain or loss impacting operating income, which will fluctuate over the life of the award and net to zero at the end of the multi-year vesting period.  Although during periods of high market volatility these timing differences have an impact on operating income and operating margin, over the life of the award any impact is ultimately offset.  Because these plans are economically hedged, management believes it is useful to reflect the offset ultimately achieved from hedging the investments’ market exposure in the calculation of adjusted operating income, adjusted operating margin and adjusted diluted net income per Holding Unit, which will produce core operating results from period to period.  The non-GAAP measures exclude gains and losses and dividends and interest on deferred compensation-related investments included in revenues and compensation expense, thus eliminating the timing differences created by different treatment under U.S. GAAP of the market movement on the expense and the investments.

(2) Real estate charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

(3) Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund.  We own a 10% limited partner interest in the fund.  Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, U.S. GAAP requires us to consolidate the financial results of the fund.  However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level.  As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income.  Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

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Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period and to compare our performance to industry peers without the volatility noted above in our discussion of adjusted operating income.  Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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